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                                                                     EXHIBIT 5.2


       [LETTERHEAD OF BEGHIN & FEIDER IN ASSOCIATION WITH ALLEN & OVERY]



Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L- 2420 Luxembourg
Grand-Duchy of Luxembourg



Luxembourg, March 16, 2001


                         TYCO INTERNATIONAL GROUP S.A.
   (incorporated with limited liability under the laws of the Grand-Duchy of
                                  Luxembourg)
                             Registration Statement


     We have acted as legal advisers in the Grand-Duchy of Luxembourg ("Luxembourg") to Tyco International Group S.A. (the "Company"), a limited liability company (societe anonyme) now organized under the laws of Luxembourg but formerly a company named "Velum Limited" organized under the laws of Gibraltar which transferred its registered and principal office to Luxembourg on March 30, 1998. We are giving this opinion in connection with the Company's filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to the registration under the United States Securities Act of 1933, as amended, of $3,035,000,000 aggregate principal amount at maturity of Zero Coupon Convertible Debentures due February 12, 2021 (the "Debentures") issued by the Company pursuant to an Indenture dated as of February 12, 2001 (the "Indenture") by and among the Company, Tyco International Ltd., as guarantor ("Tyco"), and State Street Bank and Trust Company, as trustee.

          We have examined copies of the following documents:

          (a)   a faxed copy of the Debentures;

          (b) a faxed copy of the Indenture (the documents under (a) and (b) are collectively hereinafter referred to as the "Transaction Documents");

          (c) the Registration Statement (the Transaction Documents and the Registration Statement are collectively hereinafter referred to as the "Documents");

          (d) a copy of the articles of association of the Company in their version of March 30, 1998, filed with the Luxembourg Company Register on April 22, 1998 and published in the Official Gazette (Memorial) C-No. 474 of June 29, 1998; an amendment to the articles of association of the Company by way of a notarial deed dated July 6, 1998 and published in the Official Gazette (Memorial) C-No. 733 of October 10, 1998; an amendment to the articles of
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association of the Company by way of a notarial deed dated October 22, 1998, published in the Official Gazette (Memorial) C-No. 44 of January 26, 1999; an amendment to the articles of association of the Company by way of a notarial deed dated December 4, 1998, published in the Official Gazette (Memorial) C-No. 144 of March 5, 1999; and an amendment to the articles of association of the Company by way of a notarial deed dated June 14, 1999, and published in the Official Gazette (Memorial) C-No. 692 of March 16, 1999; and

          (e) a faxed copy of the minutes of the board of directors' resolutions of the Company dated February 7, 2001 (the "Resolutions") resolving inter alia the issuance of the Debentures and the execution and delivery and performance of the Transaction Documents.

          For the purposes of this opinion, we have assumed with your consent, and we have not verified independently, the following:

          (i) that all the copies we have examined are authentic, complete and accurate copies of the originals and that the Documents submitted to us as certified, conformed, notarised or photostatic copies are conformed to the authentic original;

          (ii) the genuineness and authority of all the signatures, stamps and seals on all original or copy documents which we have examined;

          (iii) the due and valid authorization, execution and delivery of the Documents by all the parties thereto (other than the Company), as well as the power, authority, capacity and legal right of all the parties thereto (other than the Company) to enter into, execute, deliver and perform their respective obligations thereunder, and compliance with all applicable laws and regulations, other than Luxembourg law;

          (iv) that all authorizations and consents of any country other than Luxembourg which may be required in connection with the execution, delivery and performance of the Documents and any other documents required in respect of the offering of the Debentures have been or will be obtained;

          (v) that the Debentures will not be offered to the public in Luxembourg;

          (vi) that the Transaction Documents constitute the legal, valid and binding obligations of the parties thereto (other than the Company) under the laws of the jurisdiction of its incorporation or of its principal office or of its principal place of establishment;

          (vii) that the Transaction Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto (other than the Company), enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed;

          (viii) that, in so far as any obligation under, or action to be taken under any of the Transaction Documents is required to be performed or taken in any jurisdiction outside Luxembourg, such action has been or will be taken and the performance of such obligation or the

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taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction; and

          (ix) that there are no provisions of the laws of any jurisdiction outside Luxembourg which would have any negative impact on the opinions we express in this legal opinion.

          Subject to the assumptions made above and the qualifications set forth below, we are of the opinion as at the date hereof that:

          (1) The Company is a limited liability company validly organized and existing under the laws of Luxembourg and has all requisite corporate power and authority to enter into and perform its obligations under the Indenture and to issue the Debentures.

          (2) The Indenture and the Debentures have been duly authorized, executed and delivered by the Company and all the necessary authorizations and approvals of government authorities in Luxembourg (if any) have been duly obtained for the issuance by the Company of the Debentures.

          (3) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in Luxembourg was necessary or required to be made or obtained by Tyco or the Company in connection with the Company's issuance of the Debentures.

          (4) There are no taxes, duties, or other charges payable to or chargeable by the government of Luxembourg, or any authority or agency thereof, in respect of the Company's issuance of the Debentures.

          The above opinions are subject to the following qualifications:

          a) Although this is rarely done in practice, if any or all agreements or the Registration Statement were produced in Luxembourg proceedings or in front of a Luxembourg official authority, the court could order the registration thereof, in which case a fixed duty of LUF 500 or an ad valorem tax would be payable at the rate of 0.24 per cent., unless production was made in an enforceability claim under the provisions of the European Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters signed at Brussels on September 27, 1968, as amended.

          b) This opinion is limited to matters of Luxembourg law only and we express no opinion other than with respect to Luxembourg law under the assumptions and reservations made hereunder.

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          c)   This opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.

          It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language.

          This opinion shall be construed in accordance with Luxembourg law and Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

          This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law and be brought before a Luxembourg court. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Registration Statement or any other document examined in connection with the opinion except as expressly confirmed herein.

          We hereby consent to the inclusion of the opinion as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

                         Yours faithfully,

                         BEGHIN & FEIDER
                         in association with
                         ALLEN & OVERY
                         /s/ Marc Feider
                         Marc Feider

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